    As filed with the Securities and Exchange Commission on December 6, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               ARADIGM CORPORATION
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                              94-3133088
        (State of Incorporation)          (I.R.S. Employer Identification No.)

                               ------------------

                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                    (Address of principal executive offices)

                               ------------------

                           1996 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               RICHARD P. THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                                 (510) 265-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
                             JEFFREY S. ZIMMAN, ESQ.
                              JAMIE E. CHUNG, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                               ------------------


                                                               Page 1 of 8 Pages
                                                         Exhibit Index at Page 6

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED       REGISTERED           SHARE(1)              PRICE(1)         REGISTRATION FEE
=========================================================================================================
Shares of Common            224,497      $6.94 -- $11.125(1)(a)      $ 1,760,234                  465
Stock, no par value
per share, issuable
pursuant to
outstanding options
under the 1996 Equity
Incentive Plan
=========================================================================================================
Shares of Common          1,595,503               $ 6.71875(1)(b)    $10,719,785               $2,830
Stock, no par value
per share, reserved
for future grant
under the 1996 Equity
Incentive Plan
=========================================================================================================
Shares of Common             80,000               $ 6.71875(1)(b)    $   537,500               $  142
Stock, no par value
per share, reserved
for future issuance
under the Employee
Stock Purchase Plan
=========================================================================================================
Totals                    1,900,000                                  $13,017,519                3,437
=========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Aradigm Corporation ("Registrant" or "Company") 1996 Equity Incentive Plan and Employee Stock Purchase Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on December 2, 1999 for shares available for grant pursuant to the 1996 Equity Incentive Plan and Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).



                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                          NOS. 333-15947 AND 333-62039

        The contents of the Registration Statements on Form S-8 Nos. 333-15947 and 333-62039 filed with the Securities and Exchange Commission on November 12, 1996 and August 21, 1998, respectively, are incorporated by reference herein with such modifications as are set forth below.

        Amendments to the 1996 Equity Incentive Plan (the "Incentive Plan") and Employee Stock Purchase Plan (the "Purchase Plan") by the Board in February 1999, approved by the stockholders in May 1999, increased the number of shares of the Company's Common Stock authorized for issuance under the Incentive Plan from 2,980,000 shares to 4,800,000 shares and increased the number of shares of the Company's Common Stock authorized for issuance under the Purchase Plan from 300,000 shares to 380,000 shares.

                                    EXHIBITS

      EXHIBIT
      NUMBER
      -------
         5.1    Opinion of Cooley Godward LLP

        23.1    Consent of Ernst & Young LLP, Independent Auditors

        23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

        24.1    Power of Attorney is contained on the signature pages

        99.1    1996 Equity Incentive Plan and forms of grant thereunder(1)

        99.2    Employee Stock Purchase Plan and form of offering thereunder(1)

(1) Filed as an exhibit to the Form S-8 Registration Statement (Registration No. 333-62039) on August 21, 1998, and incorporated herein by reference.



                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on December 3, 1999.


                                        ARADIGM CORPORATION

                                        By: /s/ Richard P.Thompson
                                           -------------------------------------
                                           Richard P. Thompson
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Thompson and Bonnie C. Walsh, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                            DATE
               ---------                                 -----                            ----
/s/ Richard P. Thompson                          President, Chief Executive         December 3, 1999
------------------------------------             Officer and Director
          (RICHARD P. THOMPSON)                  (Principal Executive Officer)

/s/ Bonnie C. Walsh                              Interim Corporate Controller       December 3, 1999
------------------------------------             (Principal Financial and
            (BONNIE C. WALSH)                    Accounting Officer)

/s/ Reid M. Rubsamen, M.D.                       Vice President, Medical            December 3, 1999
------------------------------------             Affairs, Secretary and
        (REID M. RUBSAMEN, M.D.)                 Director

/s/ Frank H. Barker                              Director                           December 3, 1999
------------------------------------
            (FRANK H. BARKER)

                                                 Director                           __________, 1999
------------------------------------
             (WAYNE I. ROE)



                                       4.

/s/ Virgil D. Thompson                            Director                           December 3, 1999
------------------------------------
          (VIRGIL D. THOMPSON)




                                       5.

                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER                            DESCRIPTION
      -------                           -----------
         5.1    Opinion of Cooley Godward LLP

        23.1    Consent of Ernst & Young LLP, Independent Auditors

        23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

        24.1    Power of Attorney is contained on the signature pages.

        99.1    1996 Equity Incentive Plan and forms of grant thereunder(1)

        99.2    Employee Stock Purchase Plan and form of offering thereunder(1)

(1) Filed as an exhibit to the Form S-8 Registration Statement (Registration No. 333-62039) on August 21, 1998, and incorporated herein by reference.